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                                                                    EXHIBIT 10.6
                         INSURANCE RECEIVABLE AGREEMENT


                  THIS INSURANCE RECEIVABLE AGREEMENT (this "Agreement"), dated as of December 31, 1998, is entered into by and among LAKES GAMING, INC., a Minnesota corporation ("Lakes") and GRAND CASINOS, INC., a Minnesota corporation ("Company").

                                    RECITALS

         A. Lakes and Company have entered into a Distribution Agreement, dated as of December 31, 1998 and certain ancillary agreements thereto (collectively, the "Distribution Agreement"), which provide for, among other things, (i) the transfer by Company to Lakes of all of the operations, assets and Liabilities of Company and its subsidiaries comprising the Non-Mississippi Business (as defined therein) and (ii) the distribution (the "Distribution") to the holders of Company's common stock of all of the outstanding shares of Lakes' common stock.


         B. A material condition to the consummation of the transactions contemplated by the Distribution Agreement is that the parties hereto enter into this Agreement.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                  1.       Defined Terms.

                  For purposes of this Agreement:

                  "Action" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                   "Claim" has the meaning set forth in Section 3(a).

                  "Counter Notice" has the meaning set forth in Section 3(a).

                  "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  "Notice" has the meaning set forth in Section 3(a).

                  2. Declaration of Trust. As a non-exclusive source of payment with respect to (i) Claims made under Section 5(b) (the "Overrun Claims") and
(ii) Company's receipt of cash proceeds totaling [$8.3] million (the "Class A Claims") and [$5.1] million (the "Class B Claims,") (collectively, the Class A Claims and the Class B Claims are referred to herein as the "Hurricane Claims"), respectively, relating to insurance claims for real and personal property damaged in Hurricane Georges at the Grand Casino Gulfport and Grand Casino Biloxi (including all related hotels and facilities) located in Gulfport and Biloxi, Mississippi, respectively, Lakes grants and transfers to Company to hold, and Company is hereby authorized and directed by Lakes to accept, and Company hereby accepts, in trust under this Agreement, for the benefit of Company, its affiliates, subsidiaries and all other present and future holders of any of the Hurricane Claims and each and all of their members, successors and assigns, all right, title and interest in to $9,000,000 (collectively, the "Initial Trust Estate," and together with any and all present and future



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income, distributions, substitutions, replacements and proceeds of or from the
Initial Trust Estate, the "Trust Estate"). Company shall have and hold the foregoing Trust Estate until released to Company or Lakes in accordance with the terms hereof, in trust under and subject to the terms and conditions set forth herein for the benefit of Company and as a source of funds for the enforcement of the payment, observance and performance of all the Hurricane Claims. Company and Lakes hereby consent to the foregoing declaration of trust and agree that the Trust Estate is to be held and applied by Company subject to the further covenants, conditions and trust set forth herein.

                  3. Appointment of the Lakes Representative and the Company Representative.

                           (a)      Lakes hereby designates its:

                             Chairman of the Board,
                      President and Chief Executive Officer
                           and Chief Financial Officer

each of whom is authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "Lakes Representative"). Actions and inactions by such Lakes Representatives under this Agreement shall be binding and conclusive on Lakes and may be conclusively relied upon by the other parties hereto. Lakes, upon 10 days' written notice to the other parties, may remove any person appointed as a Lakes Representative or appoint another person as a Lakes Representative. No Lakes Representative shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

                           (b)      Company hereby appoints its:

              Executive Vice President and Chief Financial Officer, Executive Vice President - Law and Corporate Affairs and Secretary and
                          Vice President and Controller


each of whom is authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "Company Representative"). Actions and inactions by the Company Representatives under this Agreement shall be binding and conclusive on Company and may be conclusively relied upon by the other parties hereto. Company, upon 10 days' written notice to the other parties, may remove any person appointed as a Company Representative or appoint another person as a Company Representative. No Company Representative shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

                  4.       Payment of Claims.

                           (a)      From time to time on or before the release
of the entire Trust Estate, the Company Representative may deliver a notice (a "Notice") to the Lakes Representative specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") that Company has with respect to the
Section 5 Claims or the Hurricane Claims; Company may make more than one Claim with respect to any underlying state of facts. If the Lakes Representative gives notice to the Company Representative disputing any Claim (a "Counter Notice") within 15 days following its receipt of the Notice, such Claim shall be resolved as provided in Section 3(b). Lakes must have a reasonable basis in giving any such Counter Notice and shall set forth in reasonable detail the basis of its


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objection to the Claim in the Counter Notice. If no Counter Notice is received by the Company Representative within such 15-day period, then (i) the dollar amount of the Claim, as set forth in the Notice, shall be deemed established for purposes of this Agreement and the agreement(s) under which the Claim arose and
(ii) at the end of such 15-day period, Company shall be entitled to pay the dollar amount claimed in the Notice.

                           (b) If a Counter Notice is received with respect to a
Claim, the parties shall promptly meet and confer and attempt in good faith to resolve the objection. If they succeed, Company shall be entitled to promptly pay the dollar amount of the Claim in accordance with such resolution. If the parties shall not succeed within 5 business days of Company's receipt of the Counter Notice, they shall, within an additional 10 business days, commence and thereafter promptly complete an arbitration proceeding in accordance with the provisions of Section 9.14 of the Distribution Agreement. Thereafter, Company shall be entitled to pay the dollar amount of the Claim in accordance with the arbitrator's award when received.

                  5.       Release of Trust Estate.

                           (a)      Company shall transfer and release to Lakes
the Trust Estate as promptly as practicable after (1) cash proceeds in an amount equal to all of the Hurricane Claims are received by Company after the date hereof and (2) either (x) Company substantially completes construction of the repairs and replacements contemplated by the existing Company capital plan relating to the Hurricane Claims (the "Capital Plan") or (y) 150 days have elapsed since the date of this Agreement; provided, however, that if Company is not diligently pursuing the collection of the Class B Claims or a portion thereof, then Company shall release the Trust Estate when Company receives cash proceeds in an amount equal to all of the Hurricane Claims, less those Class B Claims not being diligently pursued.

                           (b) The parties agree that cost overruns associated
with completion of the Capital Plan will be funded from the Trust Estate; provided that such cost overruns do not arise from a change in the scope of the repairs and/or replacements outlined in the Capital Plan.

                           (c)      Upon the final distribution of all of the
Trust Estate in accordance with the terms of this Agreement, this Agreement shall terminate, except that the provisions of Sections 6 through and including 16 hereof shall survive such termination.


                  6. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) when receipt is automatically acknowledged if transmitted by telecopy, electronic or digital transmission method, (iii) the day after it is sent, if sent for next day delivery to an address within the United States and Puerto Rico by recognized overnight delivery service (e.g. Federal Express), (iv) the third day after it is sent, if sent for next day delivery to any other address by recognized international delivery service, and
(v) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                           (a)      If to Lakes or the Lakes Representative:

                                                   Lakes Gaming, Inc.
                                                   130 Cheshire Lane
                                                   Minnetonka, Minnesota 55305

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                       Attn:  Chairman of the Board
                       Telecopy:  (612) 449-8509

                                    with a copy to:

                                           Maslon Edelman Borman & Brand, LLP
                                           3300 Norwest Center
                                           90 South Seventh Street
                                           Minneapolis, Minnesota  55402
                                           Attn:  Neil I. Sell
                                           Telecopy: (612) 672-8397

                           (b)      If to Company or the Company Representative:

                                           Grand Casinos, Inc.
                                           3930 Howard Hughes Parkway, 4th Floor
                                           Las Vegas, Nevada 89109
                                           Attn:  Executive  Vice President and
                                           Chief Financial Officer and General
                                           Counsel
                                           Telecopy:  (702) 699-5190 and
                                           (702) 699-5179

                                    with a copy to:

                                           Sills Cummis Zuckerman
                                           Radin Tischman Epstein & Gross
                                           One Riverfront Plaza
                                           Newark, NJ  07102
                                           Attn:  Michael Tischman, Esq.
                                           Telecopy:  (973) 643-6500

                  7. [Intentionally Omitted].

                  8. Modification: Waiver. Subject to applicable law, this Agreement may be amended, modified or supplemented, with respect to any of the terms contained herein, only by written agreement of the parties and the rights, remedies, immunities and benefits created hereby or arising hereunder in favor of any person may be waived by it only by an instrument in writing signed by it. No such right, remedy, immunity or benefit shall be deemed waived by reason of such person's failure to act, oral statements or course of conduct, including any grant of a waiver on a different or prior occasion.

                  9. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

                  10. Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the foregoing provisions of this Section 9, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  11. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of


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law provisions).

                  12. Interest in Trust Estate. Lakes has no right to receive any of the Trust Estate and is entitled to no payments with respect thereto, except to the extent transferred and released to Lakes as herein provided, effective upon such transfer and release.

                  13. Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no Liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                  14. Arbitration. The parties hereto agree that any dispute, controversy or disagreement between the parties related to the obligations of the parties under this Agreement in respect of which resolution cannot be reached shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof.

                  15. Remedies Cumulative. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                           [Signature page to follow]

                                            "COMPANY"

                                            GRAND CASINOS, INC.,
                                            a Minnesota corporation



                                            By: /s/ Timothy J. Cope
                                                --------------------------------
                                                Name: Timothy J. Cope
                                                Title: Chief Financial Officer



                                            "LAKES"

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                                            LAKES GAMING, INC,
                                            a Minnesota corporation



                                            By: /s/ Timothy J. Cope
                                                --------------------------------
                                                Name: Timothy J. Cope
                                                Title: Chief Financial Officer